                                                                   Exhibit 10.18


                  DEP CORPORATION RETENTION AND SEVERANCE PLAN

                                DEP CORPORATION
                          RETENTION AND SEVERANCE PLAN
                          AND SUMMARY PLAN DESCRIPTION


I.       INTRODUCTION

         This Dep Corporation Retention and Severance Plan ("RSP") provides severance benefits and/or retention bonuses to certain employees ("Employees") of Dep Corporation, (the "Company") to encourage them to remain in the employ of the Company and to assist them in their transition to subsequent employment. The RSP consists of a Layoff and Recall Policy for Plant Employees, a Layoff and Recall Policy for Office Employees, a Change in Control Severance Policy for Non-Exempt Employees and a Change in Control Severance Policy for Exempt Employees. The RSP is intended to be and shall be administered as an employee welfare benefit plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The RSP supercedes all previous retention, severance, layoff and recall plans, policies and arrangements.

II.      EFFECTIVE DATE; RSP YEAR

         The effective date of the RSP is August 15, 1995. The RSP shall be maintained on a calendar-year basis.

III.     DESCRIPTION OF POLICIES WITHIN THE RSP

         A.      LAYOFF AND RECALL POLICY FOR PLANT EMPLOYEES

                 1.       Decision and Notification

                 From time to time it may become necessary for the Company to lay off Plant Employees (those employees who spend most of the work-day in the plant of the Company and are not exempt from the state wage and hour laws) for a period of time when there is not enough work available. If possible, the Company will tell Plant Employees at the time of layoff when they will be recalled and under what conditions. If not, Plant Employees will be notified when to return to work by telephone or telegram at the address they gave to the Personnel Department. The Company will attempt to give as much advance notice as possible to the Plant Employees affected by the layoff, but there can be no guarantee of such advance notice as the circumstances may be unpredictable.

                 If it is necessary to lay off Plant Employees for less than two days, layoffs may be based on the equipment and shift involved. Layoffs of Plant Employees for a longer period will be made on the basis of seniority, provided the skill, ability and performance of the affected Plant Employees are relatively equal.
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                 The Company may recall Plant Employees for a period of up to six months from the date of their layoff. Plant Employees may be recalled in order of seniority, provided the skill, ability and performance of the eligible Plant Employees are relatively equal.

                 2.       Benefits

                 The Company will consider severance payments on a case-by-case basis. A Plant Employee on layoff status will be eligible to apply for unemployment benefits, in line with the requirements of the state in which the Plant Employee resides. The Company will not continue to accrue vacation or holiday pay for Plant Employees on layoff status. Recalled Plant Employees will not have to serve a ninety (90) day introductory period and will receive credit for prior service for benefit purposes, as applicable.

                 Plant Employees affected by a layoff will have the right to continue health insurance benefits under the federal law known as COBRA. The Company will provide Plant Employees with information regarding Plant Employees' rights under COBRA at the time of such layoff.

         B.      LAYOFF AND RECALL POLICY FOR OFFICE EMPLOYEES

                 1.       Decision and Notification

                 From time to time it may become necessary for the Company to lay off Office Employees (those employees who are exempt from the state wage and hour laws and those employees who spend most of the work-day in the office of the Company and are not exempt from the state wage and hour laws) when business issues dictate. In those circumstances, in making decisions regarding non-supervisory Office Employees affected by a layoff, the business needs of the Company and Office Employees' length of service in the position and length of service with the Company will be considered. However, the Company will also consider other factors, including past performance evaluations. In making decisions regarding management Office Employees affected by a layoff, the business needs of the Company and Office Employees' performance will be the primary criteria. While length of service with the Company in such circumstances will be considered, seniority will be of lesser importance than performance.

                 The Company will attempt to give as much advance notice as possible to the Office Employees affected by the layoff, but there can be no guarantee of such advance notice as the circumstances may be unpredictable.

                 Office Employees on permanent layoff status (where it is not foreseeable that the Office Employees will be recalled) may be considered for recall for up to six (6) months. In the event of a temporary layoff (thirty
(30) or fewer days, necessitated by some sudden, unforeseen event) Office Employees will be notified when to return to work by telephone or registered letter at the address on file with the Company. If Office Employees on temporary layoff are not recalled to work within thirty (30) days, such temporary layoffs will automatically be converted to permanent layoff status.

                 2.       Benefits

                 The Company will consider severance payments on a case-by-case basis. An Office Employee on layoff status will be eligible to apply for unemployment benefits, in line with the requirements of the state in which the Office Employee resides. The Company will not continue to accrue vacation or holiday pay for Office Employees on layoff status. Recalled Office Employees will not have to serve a ninety (90) day introductory period and will receive credit for prior service for benefit purposes, as applicable.

                 Office Employees affected by a layoff will have the right to continue health insurance benefits under the federal law known as COBRA. The Company will provide Office Employees with information regarding Office Employees' rights under COBRA at the time of such layoff.

         C.      CHANGE IN CONTROL SEVERANCE POLICY FOR NON-EXEMPT EMPLOYEES

                 1.       Eligibility

                 All full-time employees of the Company who are not exempt from the state wage and hour laws ("Non-Exempt Employees") are eligible to receive payments under the Change in Control Severance Policy for Non-Exempt Employees (the "Non-Exempt Employee Policy") if:

                          (i) a "Change in Control" (as defined in Exhibit A attached hereto) occurs; and

                          (ii) the Non-Exempt Employee's employment is terminated by the Company within 12 months after the Change in Control, unless (a) such termination is for "Just Cause" (as defined in Exhibit A) or is due to the Non-Exempt Employee's "Disability" (as defined in Exhibit A) or (b) prior to receipt of all severance payments the Non-Exempt Employee is offered (whether or not the Non-Exempt Employee accepts) employment with the Company or an affiliate or successor of the Company which is "Reasonably Comparable" (as defined in Exhibit A) to the Non-Exempt Employee's position immediately prior to the Change in Control; and

                          (iii) the Non-Exempt Employee executes a Benefits Acceptance Agreement which (a) releases all claims the Non-Exempt Employee may have against the Company, including any claims with respect to the termination of the Non-Exempt Employee's employment and (b) shall be in the form of Exhibit B attached hereto.

                 2.       Payments

                 A Non-Exempt Employee will receive a payment, within five (5) days after termination, equal to (a) the Non-Exempt Employee's wages for 1 week (assuming a work week
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of 40 hours) multiplied by (b) the number of complete years the Non-Exempt
Employee has been employed by the Company; provided, however, that the minimum payment will be equal to the Non-Exempt Employee's wages for 2 weeks.

                 All required federal, state, and local taxes shall be deducted from severance payments. Any amounts owed to the Company by a Non-Exempt Employee shall also be deducted from severance payments to the extent permitted by law.

                 If the Company receives notification of the death of a Non-Exempt Employee prior to the distribution of the full amount of payments due under the RSP, payment shall be made to the Non-Exempt Employee's estate.

                 3.       Continuation of Health Insurance Benefits

                 A Non-Exempt Employee shall have the right to continue health insurance benefits under the federal law known as COBRA. The Company will provide a Non-Exempt Employee, upon termination, with information regarding the Non-Exempt Employee's rights under COBRA.

                 4.       Individual Agreements

                 The Company, in its sole discretion, may enter into individual agreements with certain Non-Exempt Employees pursuant to which the Company may provide such Non-Exempt Employees with severance benefits (other than those described above) or retention bonuses under such circumstances as the Company may designate.

         D.      CHANGE IN CONTROL SEVERANCE POLICY FOR EXEMPT EMPLOYEES

                 1.       Eligibility

                 All full-time employees of the Company who are exempt from the state wage and hour laws ("Exempt Employees") are eligible to receive payments under the Change in Control Severance Policy for Exempt Employees (the "Exempt Employee Policy") in lieu of payments under any other Severance Policy of the Company if:

                          (i) a "Change in Control" (as defined in Exhibit A attached hereto) occurs; and

                          (ii) the Exempt Employee's employment is terminated by the Company within 12 months after the Change in Control unless (a) such termination is for "Just Cause" (as defined in Exhibit A) or is due to the Exempt Employee's "Disability" (as defined in Exhibit A) or (b) prior to receipt of all severance payments, the Exempt Employee is offered (whether or not the Exempt Employee accepts) employment with the Company or an affiliate or successor of the Company which is "Reasonably Comparable" (as defined in Exhibit A) to the Exempt Employee's position immediately prior to the Change in Control; and
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                          (iii)  the Exempt Employee executes a Benefits
                 Acceptance Agreement which (a) releases all claims the Exempt Employee may have against the Company, including any claims with respect to the termination of the Exempt Employee's employment and (b) shall be in the form of Exhibit B attached hereto.

                 2.       Payments

                 Exempt Employees will receive the following severance payments, based upon their length of employment with the Company:

                 AN EXEMPT EMPLOYEE WHO HAS BEEN EMPLOYED BY THE COMPANY FOR 1 YEAR OR LESS will receive a payment, within five (5) days after the date of termination, equal to the Exempt Employee's salary for one half (1/2) month.

                 AN EXEMPT EMPLOYEE WHO HAS BEEN EMPLOYED FOR MORE THAN 1 YEAR AND LESS THAN OR EQUAL TO 3 YEARS will receive a payment, within five (5) days after the date of termination, equal to the Exempt Employee's salary for 1 month.

                 AN EXEMPT EMPLOYEE WHO HAS BEEN EMPLOYED FOR MORE THAN 3 YEARS AND LESS THAN OR EQUAL TO 7 YEARS will receive a payment, within five (5) days after the date of termination, equal to the Exempt Employee's salary for 3 months.

                 AN EXEMPT EMPLOYEE WHO HAS BEEN EMPLOYED FOR MORE THAN 7 YEARS AND LESS THAN OR EQUAL TO 10 YEARS will receive a payment, within five (5) days after the date of termination, equal to the Exempt Employee's salary for 4 months.

                 AN EXEMPT EMPLOYEE WHO HAS BEEN EMPLOYED FOR MORE THAN 10 YEARS AND LESS THAN OR EQUAL TO 15 YEARS will receive a payment, within five (5) days after the date of termination, equal to the Exempt Employee's salary for 5 months.

                 AN EXEMPT EMPLOYEE WHO HAS BEEN EMPLOYED FOR MORE THAN 15 YEARS will receive a payment, within five (5) days after the date of termination, equal to the Exempt Employee's salary for 6 months.

                 The following chart summarizes the severance payments described above.

                 Length of Employment                       Payment
                 --------------------                       -------
                 1 year or less                             1/2 month
                 1 year to 3 years                          1 month
                 3 years to 7 years                         3 months
                 7 years to 10 years                        4 months
                 10 years to 15 years                       5 months
                 More than 15 years                         6 months

                 All required federal, state, and local taxes shall be deducted from severance payments. Any amounts owed to the Company by an Exempt Employee shall also be deducted from severance payments to the extent permitted by law.

                 If the Company receives notification of the death of an Exempt Employee prior to the distribution of the full amount of payments due under the RSP, payment shall be made to the Exempt Employee's estate.

                 3.       Continuation of Health Insurance Benefits

                 An Exempt Employee shall have the right to continue health insurance benefits under the federal law known as COBRA. The Company will provide an Exempt Employee, upon termination, with information regarding the Exempt Employee's rights under COBRA.

                 4.       Individual Agreements

                 The Company, in its sole discretion, may enter into individual agreements with certain Exempt Employees pursuant to which the Company may provide such Exempt Employees with severance benefits (other than those described above) or retention bonuses under such circumstances as the Company may designate.

IV.      OTHER EMPLOYEE BENEFIT PROGRAMS

         The provisions of other employee benefit programs (other than those included in the RSP) including, but not limited to, the Company's MBO Bonus Program, the 1983 and 1992 Stock Option Plans, the 1993 Stock Target Ownership Plan, the Executive Deferred Compensation Plan and vacation and sick pay will continue to apply. The terms and provisions of such plans and programs shall determine the benefits, if any, available to Employees.

V.       ADMINISTRATION OF THE RSP

         (A) The Company shall be the named fiduciary of the RSP and the RSP administrator for purposes of ERISA. The Company shall be responsible for the overall operation of the RSP and shall have the fiduciary responsibility for the general operation of the RSP. As RSP administrator, the Company shall maintain records of the RSP's provisions, and shall be responsible for the handling, processing and payment of any claims for benefits under the RSP.

         (B) The Company may appoint or employ such persons as it deems necessary to render advice with respect to any responsibility of the Company under the RSP. The Company may allocate to any one or more of its employees or members any responsibility it may have under the RSP and may designate any other person or persons to carry out any of its responsibilities under the RSP. Any such person who receives full-time pay from the Company shall receive no compensation from the RSP for providing services in such capacity (other than expense reimbursements).
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         (C)     The Company shall have the discretionary authority to decide all questions concerning the eligibility of any person to participate in the RSP, the right to and amount of any benefit payable under the RSP to any individual and the date on which any individual ceases to be an RSP participant.

VI.      AMENDMENTS, TERMINATION AND INTERPRETATION OF THE RSP

         Subject to the terms of any written agreement, between the Employee and the Company, entered into pursuant to the RSP:

         (A) the Company reserves the right to modify, change, amend or terminate the RSP, in whole or in part, at any time, except with respect to Payments then due under the RSP; provided, however, that the Company or any successor of the Company shall not have the right to modify, change, amend or terminate the RSP, for a period of 1 year after a Change in Control, if such modification, change, amendment or termination would reduce the benefits payable to any Employee employed by the Company on the day before the Change in Control;

         (B) the Company shall have the authority to interpret the RSP and determine the payments due under the RSP; and

         (C) the determination of the Company on all matters relating to the RSP shall be conclusive.

VII.     CLAIMS PROCEDURE

         Except to the extent otherwise provided by a written agreement between an Employee and the Company, entered into pursuant to the RSP, the following Claims Procedure shall apply.

         (A) Upon an Employee's entitlement to benefits under the RSP, the Company shall promptly notify the Employee of the Employee's entitlement to such benefits. Upon such notification, the Employee shall complete and file with the Company the forms and documents necessary to process the Employee's claim.

         (B) If an Employee disagrees with the Company's determination of the Employee's ineligibility for or amount of benefits under the RSP, the Employee may submit a written claim statement describing the basis of his claim for benefits, together with any necessary forms in connection with application for such benefits. If the claim of an Employee is wholly or partially denied, the Employee shall be notified by registered mail within 90 days after the written claim statement is submitted, or within 90 days after any necessary application forms are filed, if later. Any denial of an Employee's claim shall set forth:

                 (1) the specific reasons for the denial (including reference to any pertinent RSP provisions on which the denial is based);

                 (2) if applicable, a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                 (3)  the claims review procedure.

         (C) An Employee whose claim has been wholly or partially denied may request that the Company review the Employee's claim and that the Employee be permitted to review the RSP and other pertinent documents, provided such request is in writing and is made within 60 days after the denial. The request may include a statement of relevant issues and comments.

         (D) Upon a request pursuant to Section VII(C) hereof, the Company shall provide the pertinent documents for the Employee's review within 30 days and shall decide upon his claim within 60 days after the Employee's request is received. The decision shall be in writing and shall state the specific reasons for any denial (including reference to any pertinent RSP provisions on which the denial is based).

VIII.    ARBITRATION

         Except to the extent otherwise provided by a written agreement between an Employee and the Company, entered into pursuant to the RSP, the following Arbitration Provision shall apply. Any appeal of a final decision of the Company with respect to benefits under the RSP, after exhaustion of the Claims Procedure provided for in Section VII of the RSP, or any other disagreement, dispute, controversy or claim arising out of or relating to the RSP or the interpretation of the RSP or any arrangements relating to the RSP or contemplated in the RSP or the termination or invalidity thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") in Los Angeles, California. The arbitral tribunal shall consist of one arbitrator.
In making any decision, the arbitrator shall apply and follow the substantive law of California without reference to the conflicts of law provisions thereof. The parties to the arbitration jointly shall directly appoint such arbitrator within thirty (30) days of initiation of arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules. The arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. The parties shall each bear an equal portion of the fees and expenses of the Arbitrator and shall bear their own arbitration expenses and legal fees.

IX.      RIGHTS OF EMPLOYEES UNDER EMPLOYEE RETIREMENT INCOME
         SECURITY ACT OF 1974 ("ERISA")

         A statement of the rights of Employees under the Employee Retirement Income Security Act of 1974 ("ERISA") is attached hereto as Exhibit C.
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X.       FUNDING

         Benefit payments under the RSP shall be made from the general assets of the Company. Accordingly, no Employee shall have any claim against specific assets of the Company and an Employee shall be only a general creditor with respect to any rights the Employee may have under the RSP.

XI.      MISCELLANEOUS

         (A) No benefit payable under the RSP shall be taken into account to increase any benefits provided, or continue coverage, under any other plan, program, policy or arrangement of the Company or an affiliate, except as otherwise specifically provided in such other plan, program, policy or arrangement.

         (B) No benefit payable under the RSP may be assigned, transferred, pledged as a security for indebtedness or otherwise encumbered, or subjected to any legal process for the payment of any claim against an Employee.

         (C) Whenever appropriate in the RSP, words used in the singular may be read in the plural and words used in the plural may be read in the singular. The words "include" and "including" are not limiting.

         (D) Section titles are provided for convenience only and shall not serve as a basis for interpretation of the RSP.

         (E) Except to the extent preempted by Federal law, the RSP shall be construed, administered and enforced according to the laws of the State of California without regard to its conflicts of law principles.

         (F) Nothing in the RSP shall confer upon any Employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to discharge any Employee at any time for any reason whatsoever, with or without cause.

                                   EXHIBIT A
                                 DEFINED TERMS


         The following definitions shall apply only to Section III C and D (CHANGE IN CONTROL SEVERANCE POLICY FOR NON-EXEMPT EMPLOYEES and the CHANGE IN CONTROL SEVERANCE POLICY FOR EXEMPT EMPLOYEES) under this RSP.

         A "CHANGE IN CONTROL" will be deemed to have occurred if:

                 (a) Robert Berglass, Judith Berglass and any controlled affiliate thereof (collectively, "Berglass") is no longer the Beneficial Owner of securities of the Company representing 26% or more of the combined voting power of the Company's then outstanding securities. For purposes of the RSP, the term "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Berglass shall be deemed to be the Beneficial Owner of any securities of the Company which are owned by Berglass but subject to call options by third parties unless and until such options are exercised;

                 (b) individuals who at the beginning of any period of two consecutive years constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in subsection (a), (c) or (d) of this definition of Change in Control) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof. For purposes of the RSP, the term "Person" is used as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company;

                 (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which Berglass remains the Beneficial Owner of securities of the Company representing at least 26% of the combined voting power of the Company's then outstanding securities; or

                 (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         TERMINATION WILL BE FOR "JUST CAUSE" in the following circumstances: gross insubordination; flagrant violation of Company policy; commission of an illegal act, in connection with employment, under applicable law; alteration or falsification of Company records; negligent failure to safeguard Company property; disclosure of confidential or proprietary business information or trade secrets; any other act that is intentionally detrimental to the best interests of the Company; or upon there being substantial evidence that an Employee is guilty of a crime classified as a felony (or the equivalent thereof) under applicable law, or that the Employee has been convicted of such a crime.

         THE COMPANY MAY TERMINATE AN EMPLOYEE DUE TO "DISABILITY" if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of the Employee's duties with the Company for ninety (90) consecutive days, and within thirty (30) days after a written notice of termination is given to the Employee, the Employee shall not have returned to the full-time performance of the Employee's duties. Termination shall be deemed not due to Disability if the Company or any successor of the Company shall fail to provide the Employee with benefits substantially similar to those the Employee would have received under the Company's Long Term Disability Plan in which the Employee was participating immediately prior to the Change in Control.

         EMPLOYMENT WILL NOT BE "REASONABLY COMPARABLE" to the Employee's position immediately prior to the Change in Control if:

                 (a) the location of such employment is more than 25 miles from the location of the Employee's employment immediately prior to the Change in Control;

                 (b) the salary or wages, as applicable, offered in connection with such employment is less than the salary or wages the Employee was earning immediately prior to the Change in Control; or

                 (c) the benefits offered in connection with such employment are not reasonably comparable to the benefits the Employee was receiving immediately prior to the Change in Control.

                                   EXHIBIT B
                                    FORM OF
               BENEFITS ACCEPTANCE AGREEMENT AND GENERAL RELEASE


                 Dep Corporation (or any successor thereof) (the "Company") and [Employee] ("[Employee]") have reached an agreement regarding the severance benefits which [Employee] is entitled to under the Company's Retention and Severance Plan (the "RSP") and the terms of [Employee's] separation from employment with the Company, which agreement is set forth in this Benefits Acceptance Agreement and General Release (the "Agreement").

                                    RECITALS

                 A. The Company has informed [Employee] of any benefits that [Employee] is entitled to under the RSP.

                 B. [Employee] and the Company desire to (i) resolve fully and finally any and all disagreements between them, and (ii) specify the terms of [Employee's] separation from employment with the Company.

                 C. In order to fully and finally resolve any and all possible disagreements between [Employee] and the Company, the Company desires to obtain from [Employee], and [Employee] wishes to give to the Company, a general release of any and all liability the Company may have to [Employee].

                             AGREEMENT AND RELEASE

                 NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                 1. Pursuant to the RSP, [Employee] will receive a severance payment equal to [Amount] on [Date] [Note: Date must be 7 days after date of execution if Employee is over the age of 40 (see Paragraphs 5 and 11)].

                 2. On or before [Date] [Employee] will return to the Company all Company property in [Employee's] possession.

                 3. [Employee] shall not disclose any confidential information [Employee] acquired while an employee of the Company to any other person or use such information in any manner that is detrimental to the Company's interests.

                 4. On behalf of himself and his heirs and assigns, [Employee] hereby releases and forever discharges the "Releasees" hereunder, consisting of the Company, and each of its associates; owners; stockholders; affiliates; divisions; subsidiaries; predecessors; successors; assigns; agents; directors; officers; partners; employees; insurers; representatives and lawyers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which [Employee] now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to [Employee's] hire, employment, remuneration or termination by the Releasees, or any of them, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Equal Pay Act, as amended; the Fair Labor Standards Act, as amended; the Employee Retirement Income Security Act, as amended; the Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, as amended; the California Labor Code; and/or any other local, state or federal law governing discrimination in employment and/or the payment of wages and benefits; provided, however, that [Employee] does not release any rights [Employee] may have under the RSP or any written agreement between [Employee] and the Company which has been entered into pursuant to the RSP.

                 [ INSERT PARAGRAPH 5 FOR EMPLOYEES OVER THE AGE OF 40 ]

                 5. In accordance with the Older Workers Benefit Protection Act of 1990, [Employee] should be aware of the following:

                          (a) [Employee] has the right to consult with an attorney before signing this Agreement;

                          (b) [Employee] has twenty-one (21) days from [Date] (through [Date]) to consider this Agreement; and

                          (c) [Employee] has seven (7) days after signing this Agreement to revoke this Agreement, and this Agreement will not be effective until that revocation period has expired.

                 6. In furtherance of [Employee's] intention that this Agreement and the release herein extend to any and all claims of any character whatsoever, known and unknown, [Employee] expressly waives any and all rights granted [Employee] by California Civil Code Section 1542, which reads as follows:

                 "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                 7. [Employee] represents and warrants that there has been no assignment or other transfer of any interest in any Claim which it may have against the Releasees, or any of them, and [Employee] agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys' fees incurred by the Releasees, or any of them, as a result of any person asserting such assignment or transfer.

                 8. The provisions of this Agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

                 9. [Employee] represents that he has thoroughly read and considered all aspects of this Agreement, that he understands all its provisions and that he is voluntarily entering into said Agreement.

                 10. This Agreement sets forth the entire agreement between [Employee] and the Company and supersedes any and all prior oral or written agreements or understandings between [Employee] and the Company concerning the subject matter. This Agreement may not be altered, amended or modified, except by a further written document signed by [Employee] and the Company.

           [ INSERT PARAGRAPH 11. FOR EMPLOYEES OVER THE AGE OF 40 ]

                 11. This Agreement will not become effective, and the payment provided herein will not be paid, until seven (7) days after the date on which [Employee] executes this Agreement.



DATE: ___________________________         Dep Corporation


                                          By: ________________________________



DATE: ___________________________         ____________________________________
                                          [Employee]

                                   EXHIBIT C
                           RIGHTS UNDER THE EMPLOYEE
                     RETIREMENT INCOME SECURITY ACT OF 1974


                 The RSP is intended to be an employee welfare benefit plan, under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). If you are a participant in the RSP, you are entitled to certain rights and protections under ERISA. ERISA provides that all participants of plans covered by ERISA shall be entitled to:

                 1. Examine, without charge, at the Company's office, all RSP documents filed by the RSP with the U.S. Department of Labor, such as annual reports and RSP descriptions.

                 2. Obtain copies of all RSP documents and other RSP information upon written request to the Company. The Company may make a reasonable charge for the copies.

                 In addition to creating rights for RSP participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the RSP, called "fiduciaries," have a duty to do so prudently and in the interest of you and other RSP participants. The Company cannot, for purposes of preventing you from obtaining benefits or exercising your rights under ERISA, fire you or otherwise discriminate against you. If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the RSP review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the RSP and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Company to provide the materials and, unless the materials were not sent because of reasons beyond the control of the Company, pay you up to $100 a day for each day's delay. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.
If it should happen that you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees. If you have any questions about the RSP, you should contact the Company. If you should have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.